SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                              Nematron Corporation
                (Name of Registrant as Specified in its Charter)

           ___________________________________________________________
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)  Title of each class of securities to which transaction applies:
     ________________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     ________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction
     ________________________________________________________________
(5)  Total fee paid:
     ________________________________________________________________
[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)      Amount Previously Paid:
     ________________________________________________________________
     (2)      Form, Schedule or Registration Statement No.
     ________________________________________________________________
     (3)      Filing Party:
     ________________________________________________________________
     (4)      Date Filed:
     ________________________________________________________________







                              NEMATRON CORPORATION

                              5840 Interface Drive
                            Ann Arbor, Michigan 48103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 2002



To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Nematron Corporation (the "Company") will be held on Tuesday, May 14, 2002 at 10:00 a.m., local time, at 5840 Interface Drive, Ann Arbor, Michigan 48103 for the following purposes:

     1.   To elect two directors of the Company;
     2. To vote upon such other matters as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A certified list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder during the meeting at the corporate offices at 5840 Interface Drive, Ann Arbor, Michigan 48103.


                                        By Order of the Board of Directors,




                                        David P. Gienapp, Corporate Secretary

5840 Interface Drive
Ann Arbor, Michigan
April 16, 2002

________________________________________________________________________________

          The vote of every shareholder is important, and your cooperation in promptly returning your marked, dated and signed proxy will be appreciated. The proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting. Your proxy will, however, help to assure a quorum and to avoid added proxy solicitation costs.
________________________________________________________________________________








                              _____________________

                                 PROXY STATEMENT
                                _________________

                              NEMATRON CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                          To be held September 6, 2001


          The accompanying proxy is solicited on behalf of the Board of Directors of Nematron Corporation, a Michigan corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's main offices, 5840 Interface Drive, Ann Arbor, Michigan 48103 on Tuesday, May 14, 2002 at 10:00 a.m. (the "Annual Meeting") or at any adjournment thereof. This Proxy Statement and the accompanying form of proxy will be first given or sent to shareholders on or about April 17, 2002.

          Only holders of record of common stock of the Company (the "Common Stock") at the close of business on April 8, 2002 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment thereof. On the Record Date, 15,744,472 shares of Common Stock were issued and outstanding and are entitled to vote at the Annual Meeting. Shareholders of record on the Record Date are entitled to one vote for each share of Common Stock held of record on any matter that may properly come before the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting.

          Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made if the proxy, properly executed, is received by the Company before the close of business on May 13, 2002. Shares represented by a proxy received after that time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. If no specifications are made, the shares represented thereby will be voted FOR the election of the nominees for director named in this Proxy Statement and FOR the other proposals listed in this Proxy Statement. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment. Shareholders who execute a proxy in the accompanying form may revoke the proxy at any time before it is exercised by giving written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy, or by voting the shares represented by such proxy in person at the Annual Meeting.

          The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers, directors and employees of the Company. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy material to principals.



                    MATTERS TO COME BEFORE THE ANNUAL MEETING


                        PROPOSAL 1- ELECTION OF DIRECTORS

          The Company's Articles of Incorporation divide the directors into three classes, the terms of which expire as set forth below. At each annual meeting, the shareholders of the Company elect to three-year terms directors to replace those directors whose terms expire at that annual meeting. The term of office of each director elected at this year's Annual Meeting will continue until the 2005 annual meeting and until his successor has been elected and qualified, or until his earlier resignation or removal. The Board of Directors recommends a vote FOR each of the nominees for election. Proxies will be voted FOR the election of the nominee unless the specification is marked on the proxy indicating that authority to do so is withheld. For purposes of determining the number of votes cast with respect to the election of directors, only those votes cast "for" are included. The election of directors requires a plurality of the votes cast.

          The following sets forth information as to each nominee for election at the Annual Meeting and each director continuing in office, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies and period of service as a director of the Company. If, as a result of circumstances not known or foreseen, any of the nominees shall be unavailable to serve as a director, the proxies may be voted for any such substitute nominee as the Board of Directors may select.

     Nominees for Directors With Terms Expiring in 2005

          Hugo E. Braun, 44, became a director in March 1996. Since 1999, Mr. Braun has been a partner with North Coast Technology Investors L.P., a $100 million venture capital fund. Before founding North Coast Technology Investors L.P., Mr. Braun was a partner from 1989 to 1999 in Access Venture Fund, L.P., a Michigan-based investment firm with over $30 million under management. Prior to joining Access Venture Fund, L.P., Mr. Braun co-managed California-based BankAmerica Venture Capital's $100 million venture portfolio. Mr. Braun is currently a director of six private companies.

          James H. Wicker, 63, is a partner in the firm of Technology 2 Market, a consulting firm concentrating on the factory automation marketplace. Prior to forming the consulting firm, Mr. Wicker was employed from 1995 to 1999 as president of Ci Technologies, Inc. in North and South America. Mr. Wicker continues to serve as a director of this company. Ci Technology develops and markets factory automation software. From 1990 to 1994, Mr. Wicker was employed by a manufacturer's representative and distribution company for a line of factory automation and process control products. From 1984 to 1990, Mr. Wicker was Executive Vice President - Sales and Marketing of Xycom, Inc., a manufacturer of VME cards and plant floor MMI and industrial PC products. From 1962 to 1984, Mr. Wicker was employed by Taylor Instruments (later ABB) in various technical support and sales management positions, and finished his career at ABB as Vice President of Sales.

     Directors Whose Terms Expire in 2003

          Ronald C. Causley, 59, was appointed to the Board of Directors in February 2002 to fill a vacancy on the Board. Mr. Causley is the President of A-OK Control Engineering, Inc., an industrial controls design and application company and a wholly-owned subsidiary of Nematron. Mr. Causley is the founder of A-OK Controls, which was incorporated in 1976, and he has served as its President since inception.

          Stephen E. Globus, 56, became a director in December 1998. He has been Chairman of the Board of Globus Growth Group, Inc., a Manhattan - based venture capital company specializing in providing startup and seed capital, since 1984. He is also a director of Plasmaco, Inc., a flat computer screen manufacturer owned by Matsushita (Panasonic). Mr. Globus is the founder of several privately held biotechnology companies, including Kimeragen, Inc., NuGene Technologies, Inc., Thermaphore Sciences, Inc. and Genitope, Inc.

     Directors Whose Terms Expire in 2004

          Matthew S. Galvez, 46, became a director in August 1998 upon his joining the Company as its Chief Operating Officer. On October 1, 1998, Mr. Galvez was appointed President and Chief Executive Officer of the Company. Mr. Galvez served as Chief Executive Officer of ISDA & Co., a privately held apparel company, from June 1994 until June 1998. From 1990 until June 1994, Mr. Galvez was a director and Chief Financial Officer of Manufacturers Products Corporation, a supplier of plastic products to the automotive industry. In 1994 he became Chief Executive Officer of that company as well. Prior to 1990, Mr. Galvez was Executive Vice President - Corporate Operations and General Counsel to an industrial graphics translation software developer and served as an officer of two acquisition funds. Mr. Galvez serves as Chairman and a Director of Waltec Plastics Co. in Midland, Ontario, Canada, and IMC Plastics in Los Angeles, California.

          Joseph J. Fitzsimmons, 67, became a director in March 1997. From 1998 to 2001, Mr. Fitzsimmons was the President and Chief Executive Officer of Nonprofit Enterprise at Work, a management support organization dedicated to assisting non-profit organizations. Mr. Fitzsimmons is a retired executive of Bell & Howell Company and University Microfilms International ("UMI"), a leading provider of technology services to libraries and other organizations regarding acquiring, preserving and distributing literature and a subsidiary of Bell & Howell. Mr. Fitzsimmons served as Corporate Vice President of Bell & Howell and as Chairman or President and Chief Executive Officer of UMI from March 1987 until he retired in June 1995.

     Board of Directors Meetings and Committees

          The Board of Directors met nine times during 2001. Each current director who served during that period attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served during that period. The Board has a standing Organization and Compensation Committee, a Nominating Committee and a Audit Committee.

          The Organization and Compensation Committee did not meet during 2001. The Organization and Compensation Committee administers the Company's Long Term Incentive Plan and the 1993 Stock Option Plan, determines compensation issues for officers, and determines compensation issues for non-employee directors that do not involve the Company's equity securities. The current members of the Organization and Compensation Committee are Messrs. Braun (Chairman) and Globus.

          The  Nominating   Committee  met  once  during  2001.  The  Nominating
     Committee identifies and reviews potential members of the Board and nominates persons to the Board to serve as Board members. The members of the Nominating Committee are Mr. Globus (Chairman) and Mr. Fitzsimmons. The procedures for nomination of directors by shareholders are described in the Company's bylaws and are briefly described in this Proxy Statement under "Shareholder Proposals for 2002 Annual Meeting."

          The Audit Committee met four times during 2001. The members of the Audit Committee are Messrs. Braun (Chairman), Globus and Fitzsimmons. The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A complete copy of the Committee's charter was included as Appendix A to the 2001 Proxy Statement and interested parties may request a copy of the charter from the Corporate Secretary or access it from the SEC's EDGAR system. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission; (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board.

    Report of the Audit Committee

          In  accordance  with  its  charter,   the  Audit  Committee   provides
     assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Each Audit Committee member is "independent," as defined in Rule 121(A) of the American Stock Exchange.

          The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

          The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

          The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2001.

          Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB as of and for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     AUDIT COMMITTEE:         Hugo E. Braun, Committee Chairman
                              Stephen E. Globus
                              Joseph J. Fitzsimmons

     Executive Officers

          The executive officers of the Company as of the date of this Proxy Statement are listed and described below. Executive officers of the Company serve at the pleasure of the Board of Directors.

     Name                         Offices                                   Age
     ----                         -------                                   ---

     Matthew S. Galvez   President and Chief Operating Officer               46

     David P. Gienapp    Vice President - Finance and Administration,
                           Secretary and Treasurer                           52


         See "Directors Whose Terms Expire in 2004" for information concerning Mr. Galvez.

          Mr. Gienapp has been the Vice President - Finance and Administration and Treasurer of the Company since joining the Company in September 1994 and has served as its Secretary since March 1996. Mr. Gienapp served as a director of the Company from March 1995 until August 1998. Prior to joining the Company, Mr. Gienapp spent over 20 years with Deloitte & Touche LLP, a certified public accounting firm.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

          The following table sets forth information as of April 10, 2002 with respect to the beneficial ownership of Common Stock by each board nominee, each other current director, each executive officer named in the Summary Compensation Table under "Executive Compensation", all current directors and executive officers as a group and all other persons known by the Company to beneficially own more than 5% of its outstanding Common Stock (each, a "5% Owner"). Except as noted below, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned.

Name                             Number of Shares          Percent of Class (12)
----                             ----------------          ---------------------

Directors and Management:
Hugo E. Braun                    6,408,504   (1)                 30.37%
Stephen E. Globus                1,285,235   (2)                  8.16%
Matthew S. Galvez                  860,100   (3)                  5.18%
Ronald C. Causley                  842,950   (4)                  5.28%
David P. Gienapp                   126,859   (5)                     *
Joseph J. Fitzsimmons              155,482   (6)                     *
James H. Wicker                      5,500   (7)                     *
All directors and executive
  officers as group (7 persons)  5,517,964   (8)                 43.20%

5% Owners:
James A. Nichols                 2,600,378   (9)                 15.89%
J. Eric May, Trustee Under
    Declaration of Trust         1,493,425  (10)                  9.49%
Dennis A. Sierk                  1,448,953  (11)                  9.18%
________________
*        Less than one percent.

(1) The shares shown in the table for Mr. Braun include (i) 1,050,000 shares owned by North Coast Technology Investors L.P. ("North Coast") and Access Venture Fund L.P., of which Mr. Braun is a partner, (ii) options to purchase 21,164 shares which are currently exercisable or are exercisable within sixty days, (iii) currently exercisable warrants to purchase 500,000 shares pursuant to a warrant issued to North Coast in March 2001, (iv) currently exercisable warrants to purchase 131,785 shares pursuant to a Term Loan and Warrant Purchase Agreement dated November 7, 1995 between the Company and Onset BIDCO, Inc., of which Mr. Braun is an officer, (v) currently exercisable warrants to purchase 538,888 shares pursuant to a warrant issued to North Coast from October 2001 to April 2002 in connection with issuances of subordinated debt and warrants under a borrowing arrangement between the Company and North Coast; and (vi) rights to convert the principal amount of a $750,000 subordinated convertible note to 4,166,666 shares of Common Stock at the lower of $0.30 per share of the lowest closing price per share during the period that the note is outstanding ($0.18 at December 29, 2001). If such warrants, rights and options were exercised, Mr. Braun would have sole voting rights and shared investment power with respect to the underlying shares. Mr. Braun's address is 206 South Fifth Avenue, Suite 550, Ann Arbor, MI 48104.

(2) The shares shown in the table for Mr. Globus include (i) 255,062 shares owned outright by Mr. Globus, (ii) 672,358 shares owned by companies and partnerships over which Mr. Globus exercises voting and investment power,
     (iii) 343,315 shares owned by certain relatives of Mr. Globus over which Mr. Globus exercises beneficial ownership, and (iv) options to purchase 4,500 shares which are currently exercisable or are exercisable within sixty days. Mr. Globus' address is 44 West 24th Street, New York, NY 10010.

(3) The shares shown in the table for Mr. Galvez include (i) 100 shares owned outright, and (ii) options to purchase 860,000 shares which are currently exercisable or are exercisable within sixty days. Mr. Galvez's address is 5840 Interface Drive, Ann Arbor, MI 48103.

(4) The shares shown in the table for Mr. Causley include (i) 604,186 shares owned outright, (ii) options to purchase 20,000 shares which are currently exercisable or are exercisable within sixty days, and (iii) warrants to purchase a maximum of 198,864 issued in March 2002 in connection with the Company's issuance of subordinated notes and warrants. Mr. Causley's address is 4375 Giddings Road, Auburn Hills, MI 48326.

(5) The shares shown in the table for Mr. Gienapp include (i) 41,860 shares owned outright and (ii) options to purchase 84,999 shares which are currently exercisable or are exercisable within sixty days. Mr. Gienapp's address is 5840 Interface Drive, Ann Arbor, MI 48103.

(6) The shares shown in the table for Mr. Fitzsimmons include (i) 15,000 shares of Common Stock owned outright, (ii) options to purchase 15,108 shares which are currently exercisable or are exercisable within sixty days, and
     (iii) warrants to purchase a maximum of 119,3184 issued in March 2002 in connection with the Company's issuance of subordinated notes and warrants. Mr. Fitzsimmons' address is 5840 Interface Drive, Ann Arbor, MI 48103.

(7) The shares shown in the table for Mr. Wicker include (i) 1,000 shares of Common Stock owned outright, and (ii) options to purchase 3,4,500 shares which are currently exercisable or are exercisable within sixty days. Mr. Wicker's address is 7249 Hertfordshire Way, Victor, NY 14564.

(8) The shares shown in the table for all current directors and executive officers as a group include the shares described in footnotes (1) through
     (7).

(9) The shares shown in the table for Mr. Nichols include (i) 1,733,704 shares owned outright, (ii) 244,451 shares owned by an investment club of which Mr. Nichols is a member, (iii) currently exercisable warrants to purchase 66,667 shares, and (vi) rights to convert the principal amount of a $100,000 subordinated convertible note to 555,556 shares of Common Stock at the lower of $0.30 per share of the lowest closing price per share during the period that the note is outstanding ($0.18 at December 29, 2001). Mr. Nichols' address is 3707 West Maple Road, Bloomfield Hills, MI 48301.

(10) The shares shown in the table for Mr. May, Trustee include 1,493,425 shares owned by J. Eric May, Trustee Under Declaration of Trust. Mr. May's address is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

(11) The shares shown in the table for Mr. Sierk include (i) 1,145,620 shares owned by Mr. Sierk and his wife, and (ii) options to purchase 33,333 shares which are currently exercisable or are exercisable within sixty days. Mr. Sierk's address is 2800 Bob Wallace Avenue, Suite L3, Huntsville, AL 35805.

(12) For purposes of calculating the percentage of Common Stock beneficially owned by each person, the shares issuable upon exercise of options and warrants held by such person are considered outstanding and added to the shares of Common Stock actually outstanding.


                             EXECUTIVE COMPENSATION

     Summary
          The following table sets forth information for the periods indicated concerning the aggregate compensation paid by the Company and its subsidiaries to the Company's President and Chief Executive Officer and to its Executive Vice President - Finance and Administration, the Company's only other executive officer whose salary and bonus exceeded $100,000 in the year ended December 31, 2001 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE
                                                         Long Term
                                                        Compensation
                                   Annual Compensation     Awards     All Other
     Name and Principal            -------------------   ---------- Compensation
          Position          Year   Salary ($) Bonus ($)  Options (#)  ($) (1)
          --------          ----   --------------------  -----------  -------

     Matthew S. Galvez,     2001   $200,000      $-0-         -0-     $20,445
      President and Chief   2000   $200,000      $-0-         -0-     $18,071
      Executive Officer     1999   $181,042   $63,092      200,000    $11,175

     David P. Gienapp,      2001   $120,000      $-0-         -0-      $3,669
      VP-Finance and        2000   $120,000      $-0-      25,000      $3,461
      Administration,       1999   $111,642    $8,477      70,000      $1,664

(1)      All Other Compensation in the table above includes the following:

                                            Housing       Auto       401(k) Plan
                                           Allowance    Allowance       Match
           Mr. Galvez            2001        $9,576      $4,800        $6,069
                                 2000         7,715       4,800         5,566
                                 1999         8,460          --         2,715
           Mr. Gienapp           2001            --          --         3,669
                                 2000            --          --         3,461
                                 1999            --          --         1,664

     Options

         The following table sets forth information concerning options granted to the Named Executives in the year ended December 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                               Individual Grants
                          ------------------------------
                          Number of     Percent of Total
                          Securities    Options Granted   Exercise or
                          Underlying    To Employees In   Base Price  Expiration
           Name         Options Granted In Fiscal Year     ($/Share)     Date


     Matthew S. Galvez         -0-                -0-%          ---       ---
     David P. Gienapp          -0-                -0-%          ---       ---

          The Named Executives did not exercise any options in the year ended December 31, 2001. The following table provides information with respect to unexercised options held by the Named Executives as of December 31, 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

                            Number of securities        Value of Unexercised
                           underlying unexercised       In-the-Money Options
                           options at year-end (#)       at Year End ($) (a)
                         --------------------------   -------------------------
            Name         Exercisable  Unexercisable   Exercisable Unexercisable
            ----         -----------  -------------   ----------- -------------

     Matthew S. Galvez      860,000         -0-           $-0-           $-0-
     David P. Gienapp        84,999      40,001           $-0-           $-0-

     (a) Value of unexercised in-the-money options is determined by multiplying the number of shares subject to the option by the difference between the closing price of the Common Stock on the American Stock Exchange at the end of 2001 and the option exercise price.

     Employment Agreement

          Mr. Galvez was a party to an employment agreement with the Company that provided for Mr. Galvez to serve as the President and Chief Executive Officer of the Company for an annual base salary from October 1, 1998 through April 15, 1999 of $135,000, and from April 16, 1999 through December 31, 2001 of $200,000. In addition to bonuses that may have been awarded from time to time by the Board, Mr. Galvez was also entitled to a one-time performance bonus of $50,000 under the agreement at such time as the Company shall have first achieved any three consecutive months of positive net income before taxes. Other benefits to which he was entitled under the agreement included a term life insurance policy, an automobile allowance and the right to participate in the Company's employee benefit plans and stock compensation plans along with the Company's other officers or employees. The agreement may have been terminated at any time by the Company if (i) Mr. Galvez committed fraud, embezzled from the Company, willfully disregarded the business and affairs of the Company after notice and time to cure or was convicted of any felony or any crime involving moral turpitude or fraud and (ii) the holders of 80% of the outstanding shares of Common Stock other than shares owned by Mr. Galvez voted in favor of terminating his employment for cause. The agreement may also have been terminated by the Company without cause upon 60 days notice or if Mr. Galvez became disabled, may have been terminated by Mr. Galvez upon 90 days notice, and automatically terminated in the event of Mr. Galvez's death. If employment was terminated without cause, Mr. Galvez was entitled to continue receiving his base salary and coverage under Company benefit plans for the longer of one year or the remaining term of the agreement and to receive a bonus equal to the average of the last two quarterly performance bonuses paid to him. Mr. Galvez agreed not to compete with the Company for two years after termination unless his employment was terminated without cause or a change in control of the Company had occurred. The Compensation and Organization Committee is in the process of negotiating a new employment agreement with Mr. Galvez.

     Compensation of Directors

          Each director who is not an officer or employee of the Company is eligible to receive for his services as such a fee of $1,000 per meeting attended and $500 for each committee meeting attended. Committee chairmen receive an additional $250 for each committee meeting. The directors waived the director fees for meetings held during quarterly periods during which the Company reported a loss from operations, which, for 2000 and 2001, were all quarters. Directors who are officers or employees of the Company receive no additional compensation for their service as a director, although they are reimbursed for their reasonable travel expenses when meetings are held in a location other than the metropolitan area in which they reside.

          The Company has a 1993 Directors Stock Option Plan (the "Directors Plan"). Pursuant to the provisions of the Directors Plan, each director is automatically and without discretion awarded options to purchase 4,500 shares of Common Stock, with an exercise price equal to 110% of the fair market value per share on the grant date, beginning on the date of the Company's 2000 annual meeting of shareholders and every three years thereafter. The options are exercisable annually in increments of 33 1/3% beginning on the grant date, the first anniversary of the date of the grant and the second anniversary of the grant. All options granted under the Directors Plan expire on the fifth anniversary of the date the option was granted. The ability to exercise these options may be accelerated in the event of a change in control of the Company (as defined in the Directors
     Plan). No options were granted during 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In December 2000, the Company completed a private placement of 760,000 shares of Common Stock at $1.25 per share to certain accredited investors, including (i) North Coast Technology Investors L.P., a limited partnership of which Hugo E. Braun, a current director of the Company, is a partner,
     (ii) James A. Nichols, a director of the Company until his resignation in November 2001, and an investment club of which Mr. Nichols is a member, and
     (iii) Globus Growth Group, a partnership in which Stephen E. Globus, a current director of the Company, is a partner. The $1.25 price per share exceeded the $0.65 closing price of the Company's Common Stock at the date of the sale. The amount of Common Stock purchased and the total purchase price are as follows:
                              Hugo E Braun -    James A.    Stephen E. Globus
                               North Coast      Nichols    Globus Growth Group
                               -----------      -------    -------------------

     Shares purchased           550,000         140,000            50,000
     Total purchase price      $687,500        $175,000           $62,500

          In March 2001, the Company completed a sale of $1.2 million principal amount of Convertible Subordinated Promissory Notes and Warrants to purchase a total of 800,000 shares of Common Stock to certain accredited investors, including North Coast and James A. Nichols and a partnership of which Mr. Nichols is a partner. The Convertible Subordinated Promissory Notes, which are secured by a second lien on the Company's assets and are subordinated in right of payment to the Company's bank lender, bear interest at 10% and are due on August 31, 2001. The Convertible
     Subordinated Promissory Notes are currently due and payable, but are subordinated to the Company's bank lender. The Convertible Subordinated Promissory Notes are prepayable at any time without penalty upon prior written notice as provided in the Notes. The holders of the Convertible Subordinated Promissory Notes are not permitted to transfer them without the Company's prior written consent. The holders of the Convertible Subordinated Promissory Notes could have converted the principal and accrued interest thereon into shares of a planned equity offering, if such offering was completed by August 31, 2001. After that, the principal and accrued interest thereon may be converted into shares of Common Stock. The number of shares of Common Stock issuable upon exercise of the Conversion Option is equal to (x) the sum of the principal and interest then due and payable, divided by (y) the Common Stock Conversion Price. The Common Stock Conversion Price was initially set at $0.30 and can be adjusted to the lowest closing price of the Common Stock as quoted on the AMEX if the closing price fell below $0.30 for five consecutive trading days. The lowest closing price of the Common Stock s traded on the AMEX during the period the Convertible Promissory Notes have been outstanding has been $0.18. The amount of Convertible Subordinated Promissory Notes and Warrants sold to related parties are as follows:

                                                                        James A.
                                                         North Coast    Nichols
                                                         -----------    -------

     Convertible Subordinated Promissory
        Notes purchased                                   $750,000     $150,000
     Warrants purchased, at an initial exercise
        price of $0.30, adjusted to the lowest
        price of the underlying Common Stock after
        issuance - $0.18 per share on December 29, 2001    500,000      100,000
     Shares which may be obtained through exercise of
        the Conversion Option - $0.18 per share          4,166,666      555,556
     Interest accrued on Notes in 2001                     $57,123       $7,260

          In March 2002, the Company executed a Subordinated Promissory Note with North Coast that documented the terms of an agreement that was informally in place beginning in October 2001. The agreement provides for a maximum of $1,000,000 to be available to the Company as funds are needed and not available from the Company's senior bank lender or other sources. North Coast is under no obligation to fund the Company's advance request. The Subordinated Promissory Note, which is secured by a second lien on the Company's assets and is subordinated in right of payment to the Company's bank lender, bear interest at 10% and are due demand. Advances made under the Subordinated Promissory Note are prepayable at any time without penalty upon prior written notice as provided in the Subordinated Promissory Note. North Coast is not permitted to transfer the Subordinated Promissory Note without the Company's prior written consent. The amount of Subordinated Promissory Note and warrants purchased are as follows:
                                                                     North Coast
                                                                     -----------

     Subordinated Promissory Notes purchased through December 31, 2001  $300,000
     Warrants purchased, at an exercise price of $0.18 per share         333,333
     Interest accrued on Subordinated Promissory Notes in 2001            $5,370

          Between January and April 2002, the Company received an additional $185,000 advance under the Subordinated Promissory Note with North Coast. In connection therewith, the Company issued 205,555 Warrants to purchase Common Stock at $0.18 per share.

          In March 2002, the Company completed a sale of $200,000 principal amount of Subordinated Promissory Notes and Warrants to purchase a total of 318,812 shares of Common Stock at $0.22 per share (the "exercise price") to Ronald C. Causley and Joseph J. Fitzsimmons, directors of the Company. The Subordinated Promissory Notes, which are secured by a second lien on the Company's assets and are subordinated in right of payment to the Company's bank lender, bear interest at 8% and are due on October 31, 2002. The Subordinated Promissory Notes may be prepaid at any time without penalty upon prior written notice as provided in the Subordinated Promissory Notes. The holders of the Subordinated Promissory Notes are not permitted to transfer them without the Company's prior written consent. The Warrants sold accrue in amount based upon the amount of time that the Subordinated Promissory Notes are outstanding, beginning with 5% of the face amount of the Subordinated Promissory Notes divided by the exercise price, and increasing by 5% per month up to a maximum of 35% of the face amount of the Subordinated Promissory Notes divided by the exercise price. The amount of convertible Subordinated Promissory Notes and Warrants sold to related parties are as follows:
                                                     Ronald C.         Joseph J.
                                                      Causley        Fitzsimmons
                                                      -------        -----------

     Subordinated Promissory Notes purchased          $125,000          $75,000
     Warrants purchased, at an exercise price
        of $0.22 per share                             198,863         119,318

          The Company leases under ten-year operating leases its Auburn Hills and Saginaw, Michigan system integration offices from Mr. Ronald C. Causley, the president of A-OK Controls Engineering and a member of the Board of Directors. Management believes that these leases, which were executed prior to the Company's acquisition of A-OK Controls, represent fair market lease rates. Lease expense on these related party leases totaled approximately $400,000 in 2001 and approximately $200,000 in 2000 (the Company acquired A-OK Controls on June 30, 2000). The lease on the Saginaw facility requires monthly lease payments of $3,150 through January 2009, and the lease on the Auburn Hills facility requires monthly lease payments of $30,000 through May 2008. Minimum lease payments through the expiration dates of the leases total $3,006,000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Act of 1934 requires all Company executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of their ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report any delinquent filings and failures to file such reports.

          Based solely on its review of the copies of such reports received by it and written representations of its executive officers and incumbent directors, the Company believes that during 2001, its executive officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements under Section 16(a), except that Mr. Braun, a director, did not timely file a Form 5 report disclosing two transactions.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     General

          Grant Thornton LLP, independent public accountants, has audited the consolidated financial statements of the Company and its subsidiaries since the year ended September 30, 1998. The Audit Committee has not yet completed its evaluation of the 2001 audit process. As a result, the selection of the independent accountants to audit the financial statements of the Company for 2002 will be made at a later date. Representatives from Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

     Audit Fees

          Audit fees billed to the Company by Grant Thornton LLP for the 2001 audit and reviews of three quarterly reports on Form 10-QSB were $58,000.




     Financial Information Systems Design and Implementation Fees

          The Company did not engage Grant Thornton LLP in 2001 for financial information and design services.

     All Other Fees

          The Company did not engage Grant Thornton LLP in 2001 for any non-audit related services.

                PROPOSALS BY SHAREHOLDERS FOR 2003 ANNUAL MEETING

          Shareholder proposals intended to be presented at the 2003 annual meeting of shareholders which are eligible for inclusion in the Company's Proxy Statement for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than February 28, 2003 if they are to be included in the Company's Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company's principal executive offices and should satisfy the requirements applicable to shareholder proposals contained in the Company's bylaws.

          In addition to applicable Securities and Exchange Commission rules for inclusion of shareholder proposals in the Company's Proxy Statement, the Company's bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the Annual Meeting, written notice of such proposal or nomination must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the meeting date has been advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such proposal must be received by the Company not less than 60 days nor more than 90 days before the upcoming annual meeting or not later than 10 days after the day of the public announcement of the date of such meeting, in accordance with the procedures set forth in the Company's Bylaws, in order to be brought properly before the Annual Meeting. The Company also expects the persons named as proxies for the 2002 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by applicable law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal during the period provided for in the Company's Bylaws.


                      INFORMATION INCORPORATED BY REFERENCE

          The information under the following items of the enclosed Form 10-KSB for the year ended December 31, 2001 is incorporated in this proxy statement by reference:

          - Item 6 - Management's Discussion and Analysis of Operations
          - Item 7 - Financial Statements

     By order of the Board of Directors,


       /s/ David P. Gienapp
       --------------------
     David P. Gienapp, Secretary
     April 16, 2002



          ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

          THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.


                                      PROXY
                              NEMATRON CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF NEMATRON CORPORATION

          The undersigned hereby constitutes and appoints Matthew S. Galvez and David P. Gienapp, and each of them, attorneys, agents and proxies with power of substitution to vote as designated below all of the shares of Common Stock of Nematron Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Nematron Corporation, 5840 Interface Drive, Ann Arbor, Michigan on Tuesday, May 14, 2002 at 10:00 a.m., local time, and at any adjournments thereof, upon the matters set forth below, all of which are proposed by the Company.

          This Proxy, when properly executed, will be voted in the manner directed; if no direction is made, this proxy will be voted FOR all nominees for election as directors named in the accompanying Proxy Statement dated April 16, 2002. In their discretion, the persons named herein as proxies are also hereby authorized to vote, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 16, 2002 is unable to serve or, for good cause, will not serve.

                             (To be signed on reverse side)


     Proposal 1.  Election of directors:

     Hugo E. Braun
     James H. Wicker

                       |_| FOR          |_| WITHHOLD      |_| FOR ALL EXCEPT

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE INDIVIDUAL NOMINEES, MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF EACH SUCH NOMINEE ON THE LINE BELOW.)

         _____________________________________________________________________


          The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 16, 2002 and the 2001 Annual Report to Shareholders and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

          Please sign this Proxy exactly as your name(s) appear(s) on this Proxy. If the stock is registered in the names of two or more persons, each must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

            PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE BELOW.


         SIGNATURE(S) _______________________________________ DATE ____________

         Title:       _______________________________________

         SIGNATURE(S) _______________________________________ DATE ____________

         Title:       _______________________________________



                                                                      Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


            We have issued our report dated March 25, 2002, relating to the consolidated balance sheet of Nematron Corporation as of December 31, 2001 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 2001 included in the Annual Report on Form 10-KSB of Nematron Corporation. We hereby consent to the incorporation by reference of said report in the Definitive Proxy Statement of Nematron Corporation dated April 16, 2002 on
     Schedule 14A.

      /s/Grant Thornton LLP
     ----------------------

     Southfield, Michigan
     April 16, 2002